Exhibit 10.1

MINERAL PROPERTY PURCHASE AGREEMENT

THIS AGREEMENT dated for reference September 30, 2003.

BETWEEN:

LARRY C. ANDERSON, 221 Carswell Street, Moses Lake, Washington, 98837;

(the "Vendor")

OF THE FIRST PART

AND:

AER VENTURES INC., a body corporate, duly incorporated under the laws of Nevada and having an office at 1400 – 400 Burrard Street, Vancouver, British Columbia, V6C 3G2;

(the "Purchaser")

OF THE SECOND PART

W H E R E A S:

A.

The Vendor is the registered and beneficial owner of nine lode mineral claims located in Blaine County, Idaho as more particularly described in Schedule “A” to this Agreement (collectively, the "Claims");

B.

The Vendor has agreed to sell the Claims to the Purchaser and the Purchaser has agreed to buy the Claims from the upon the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.

THE VENDOR'S REPRESENTATIONS

1.1

The Vendor represents and warrants to the Purchaser that:

(a)

The Vendor is the registered and beneficial owner of the mineral interests comprising the Claims and holds the right to explore and develop the Claims;

(b)

The Vendor, as beneficial owner of the Claims, holds all of the Claims free and clear of all liens, charges and claims of others, and the Vendor has free and unimpeded right of access to the Claims and has use of the Claims surface for the herein purposes;

(c)

The Claims have been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of Idaho and are in good standing in as of the date of this Agreement;

(d)

There are no adverse claims or challenges against or to the Vendor's ownership of or title to any of the Claims nor to the knowledge of the Vendor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof; and

(e)

The Vendor has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Vendor is a party or by which it is bound or to which it is subject.

1.2

The representations and warranties of the Vendor set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which the Purchaser has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claims by the Purchaser.

2.

THE PURCHASER'S REPRESENTATIONS

The Purchaser warrants and represents to the Vendor that it is a body corporate, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3.

SALE OF CLAIMS

The Vendor hereby sells, grants and devises to the Purchaser a 100% undivided right, title and interest in and to the Claims in consideration of the Purchaser paying $6,000 to the Vendor upon execution of this Agreement and the Purchaser granting the Vendor a 3% Net Smelter Interest in all metals and minerals commercially produced from the claims.

4.

REGISTRATION AND TRANSFER OF PROPERTY INTERESTS

Upon the request of the Purchaser, the Vendor shall assist the Purchaser to record this Agreement with the appropriate mining recorder and, when required, the Vendor shall further provide the Purchaser with such recordable documents as the Purchaser and its counsel shall require to record its due interest in respect of the Claims.

5.

FURTHER ASSURANCES

The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

6.

ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

7.

RELATIONSHIP OF PARTIES

Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party hereto a partner, agent or legal representative of the other party.

8.

TIME OF ESSENCE

Time shall be of the essence of this Agreement.

9.

TITLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

10.

CURRENCY

All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States of America.

11.

APPLICABLE LAW

For all purposes, this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the State of Nevada.

12.

ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

13.

ASSIGNMENT

This agreement may be assigned by either party hereto with the written consent of the other party which consent shall not be unreasonably withheld.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

AER VENTURES, INC.

/s/ Larry C. Anderson

PER: /s/ Stuart Rogers

______________________________

_______________________________

Larry C. Anderson

Stuart Rogers, President